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                                                                   Exhibit 4.1.1


                              FIRST AMENDMENT TO
                            STOCKHOLDERS AGREEMENT

     This First Amendment (the "Amendment") to the Stockholders Agreement (the "Agreement") dated as of August 31, 1999 among Galyan's Trading Company, Inc., an Indiana corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("the "FS Stockholder"), The Limited, Inc., a Delaware corporation ("The Limited") and G Trademark, Inc., a Delaware corporation and a wholly owned subsidiary of The Limited ("G Trademark"), is made and entered into as of this 29/th/ day of September 2000 by and among the parties to the Agreement. All capitalized terms used herein but not defined herein shall have the meanings given them in the Agreement.

                               R E C I T A L S:

     WHEREAS, the parties hereto entered into the Agreement, pursuant to which certain aspects of their relationship as holders of Holder Securities are governed;

     WHEREAS, the parties hereto wish to amend Article V, Section 5.1(a) of the Agreement as of the date hereof.

     NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1.  AMENDMENT
            ---------

     Section 5.1(a) of Article V of the Agreement is hereby amended by deleting such paragraph 5.1(a) in its entirety and substituting therefore the following:

          (a) The parties shall use their reasonable best efforts to ensure that the Board consists of not more than ten members. Subject to Section 5.1(d), the Limited Stockholders shall collectively be entitled, but not required, to nominate two members (the "Limited Nominees") of the Board. Subject to Section 5.1(d), the FS Stockholder shall be entitled, but not required, to nominate four members (the "FS Nominees") of the Board. The seventh member of the Board shall at all times be the then current Chief Executive Officer of the Company. The eighth member of the Board shall at all times be the Chairman of the Board and the Stockholders agree that, at Closing, the Chairman of the Board shall be Norman Matthews. The ninth and tenth members of the Board shall be independent members to be mutually agreed upon by The Limited and the FS Stockholder, provided however that one of the two final members may be an officer of the Company if agreed upon by The Limited and the FS Stockholder. The initial members of the Board shall be John M. Roth, Ronald P. Spogli, Todd W. Halloran, Peter Starrett, Norman Matthews, Joel L. Silverman, Jeff Naylor and David Zoba and the Board shall elect such additional independent members, if any, as may be required under applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with Public Market Sales.


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Section 2.  MISCELLANEOUS
            -------------

       2.1  Counterparts
            ------------

       This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

       2.2  Governing Law. This Amendment shall be construed in accordance
            -------------
with and governed by the laws of the State of New York (without regard to the choice of law provisions thereof).


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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

                              GALYAN'S TRADING COMPANY, INC.



                              By:   /s/ Joel L. Silverman
                                 ------------------------------------
                                 Name:  Joel L. Silverman
                                 Title:

                              FS EQUITY PARTNERS IV, L.P.

                              By:   FS CAPITAL PARTNERS, LLC
                              Its:  General Partner


                                    By:   /s/ Todd W. Halloral
                                       ------------------------------
                                       Name:  Todd W. Halloral
                                       Title: Vice President

                              THE LIMITED, INC.



                              By:   /s/ Timothy J. Faber
                                 ------------------------------------
                                 Name:  Timothy J. Faber
                                 Title: Vice President

                              G TRADEMARK, INC.



                              By:   /s/ Timothy J. Faber
                                 ------------------------------------
                                 Name:  Timothy J. Faber
                                 Title: Vice President
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                                  BENCHMARK CAPITAL PARTNERS IV, L.P.
                                  as nominee for
                                  Benchmark Capital Partners IV, L.P.
                                  Benchmark Founders' Fund IV, L.P.
                                  Benchmark Founders' Fund IV-A, L.P.
                                  and related individuals

                                  By:  Benchmark Capital Management Co. IV, LLC
                                  Its: General Partner


                                      /s/ Steven M. Spurlock
                                  By: ___________________________________
                                      Name:  Steven M. Spurlock
                                      Title: Managing Member